                                                                    EXHIBIT 3.28



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                         LGT ASSET MANAGEMENT, INC.,

                                     Issuer

                  LGT BANK IN LIECHTENSTEIN AKTIENGESELLSCHAFT,

                                  Guarantor

                                     and

                               CITIBANK, N.A.,

                                   Trustee

                          -----------------------------

                                    Indenture

                          Dated as of December 16, 1996

                          -----------------------------

                   US$150,000,000 6.875% Senior Notes due 2006

                   US$100,000,000 6.50% Senior Notes due 2001

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
                               TABLE OF CONTENTS

                                                                          PAGE

                            RECITALS OF THE COMPANY

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION
SECTION 1.1.      Definitions............................................   1
SECTION 1.2.      Compliance Certificates and Opinions...................  11
SECTION 1.3.      Form of Documents Delivered to Trustee.................  12
SECTION 1.4.      Acts of Holders; Record Dates..........................  12
SECTION 1.5.      Notices, etc., to Trustee and Company and the
                    Guarantor............................................  14
SECTION 1.6.      Notice to Holders; Waiver..............................  14
SECTION 1.7.      Effect of Headings and Table of Contents...............  15
SECTION 1.8.      Successors and Assigns.................................  15
SECTION 1.9.      Separability Clause....................................  15
SECTION 1.10.     Benefits of Indenture..................................  15
SECTION 1.11.     Governing Law..........................................  15
SECTION 1.12.     Consent to Jurisdiction; Waiver of Immunities;
                    Judgment Currency....................................  16
SECTION 1.13.     Legal Holidays.........................................  17
SECTION 1.14.     No Security Interest Created...........................  18
SECTION 1.15.     Limitation on Individual Liability.....................  18


                                   ARTICLE II

                                 SECURITY FORMS

SECTION 2.1.      Forms Generally........................................  19
SECTION 2.2.      Securities Issuable in Global Form.....................  19


                                  ARTICLE III

                                 THE SECURITIES

SECTION 3.1.      Title and Terms........................................  22
SECTION 3.2.      Denominations..........................................  23
SECTION 3.3.      Execution, Authentication, Delivery and Dating.........  23
SECTION 3.4.      Temporary Securities...................................  24
SECTION 3.5.      Registration, Registration of Transfer and Exchange....  24
SECTION 3.6.      Mutilated, Destroyed, Lost and Stolen Securities.......  26

                                       i



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
SECTION 3.7.   Payment of Interest; Interest Rights
                Preserved .............................................   27
SECTION 3.8.   Persons Deemed Owners ..................................   29
SECTION 3.9.   Cancellation ...........................................   29
SECTION 3.10.  Computation of Interest ................................   29


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.1.   Satisfaction and Discharge of Indenture ................   30
SECTION 4.2.   Application of Trust Money .............................   31
SECTION 4.3.   Reinstatement ..........................................   31

                                   ARTICLE V

                                   REMEDIES


SECTION 5.1.   Events of Default ......................................   32
SECTION 5.2.   Acceleration of Maturity; Rescission and
                Annulment ..............................................  34
SECTION 5.3.   Collection of Indebtedness and Suits for
                Enforcement by Trustee ................................   35
SECTION 5.4.   Trustee May File Proofs of Claim .......................   36
SECTION 5.5.   Trustee May Enforce Claims Without
                Possession of Securities ..............................   37
SECTION 5.6.   Application of Money Collected .........................   37
SECTION 5.7.   Limitation on Suits ....................................   38
SECTION 5.8.   Unconditional Right of Holders to Receive
                Principal and Interest ................................   38
SECTION 5.9.   Restoration of Rights and Remedies .....................   39
SECTION 5.10.  Rights and Remedies Cumulative .........................   39
SECTION 5.11.  Delay or Omission Not Waiver ...........................   39
SECTION 5.12.  Control by Holders .....................................   39
SECTION 5.13.  Waiver of Past Defaults ................................   40
SECTION 5.14.  Waiver of Stay or Extension Laws .......................   40
SECTION 5.15.  Undertaking for Costs ..................................   41

                                   ARTICLE VI

                                  THE TRUSTEE

SECTION 6.1.   Notice of Defaults .....................................   41
SECTION 6.2.   Certain Rights of Trustee ..............................   41
SECTION 6.3.   Trustee Not Responsible for Recitals or
                Issuance of Securities ................................   43
SECTION 6.4.   May Hold Securities ....................................   43
SECTION 6.5.   Money Held in Trust ....................................   43
SECTION 6.6.   Compensation and Reimbursement .........................   43

                                       ii
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
SECTION 6.7.  Corporate Trustee Required; Eligibility;
               Conflicting Interests..............................   45
SECTION 6.8.  Resignation and Removal; Appointment of
               Successor..........................................   45
SECTION 6.9.  Acceptance of Appointment by Successor..............   47
SECTION 6.10. Merger, Conversion, Consolidation or
               Succession to Business.............................   48
SECTION 6.11. Preferential Collection of Claims Against
               Company............................................   49


                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.1.  Disclosure of Names and Addresses of
               Holders............................................   49
SECTION 7.2.  Reports by Trustee..................................   49
SECTION 7.3.  Reports by Company and Guarantor....................   49


                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1.  Company and Guarantor May Consolidate,
               etc., Only on Certain Terms........................   51
SECTION 8.2.  Successor Person Substituted........................   52


                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

SECTION 9.1.  Supplemental Indentures Without Consent
               of Holder.........................................   52
SECTION 9.2.  Supplemental Indentures with Consent of
               Holders...........................................   53
SECTION 9.3.  Execution of Supplemental Indentures...............   54
SECTION 9.4.  Effect of Supplemental Indentures..................   54
SECTION 9.5.  Conformity with Trust Indenture....................   55
SECTION 9.6.  Reference in Securities to Supplemental
               Indentures........................................   55
SECTION 9.7.  Notice of Supplemental Indentures..................   55

                                   ARTICLE X

                                   COVENANTS

     SECTION 10.1.  Payment of Principal and Interest.................  55
     SECTION 10.2.  Maintenance of Office or Agency...................  55
     SECTION 10.3.  Money for Security Payments to Be Held in Trust...  56
     SECTION 10.4.  Statement As to Compliance........................  58
     SECTION 10.5.  Existence.........................................  58
     SECTION 10.6.  Limitation on Liens...............................  58

                                   ARTICLE XI

                                   REDEMPTION

     SECTION 11.1.  Redemption........................................  59
     SECTION 11.2.  Tax Redemption....................................  59

                                  ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 12.1.  Company's Option to Effect Defeasance or
                      Covenant Defeasance.............................  60
     SECTION 12.2.  Defeasance and Discharge..........................  60
     SECTION 12.3.  Covenant Defeasance...............................  60
     SECTION 12.4.  Conditions to Defeasance or Covenant Defeasance...  61
     SECTION 12.5.  Deposited Money and U.S. Government
                    Obligations to Be Held in Trust; Other
                    Miscellaneous Provisions..........................  63
     SECTION 12.6.  Reinstatement.....................................  64

                                  ARTICLE XIII

                                   GUARANTEE

     SECTION 13.1.  Guarantee.........................................  65
     SECTION 13.2.  Execution and Delivery of Guarantees..............  67

Annex A - Form of Security and Guarantee

Annex B - Transferee Letter of Representation

Annex C - Form of Certificate of Transfer

         INDENTURE, dated as December __, 1996 between LGT ASSET MANAGEMENT, INC., a California corporation (herein called the "Company"), having its principal office at 1166 Avenue of the Americas, New York New York, LGT BANK IN LIECHTENSTEIN AKTIENGESELLSCHAFT, a bank organized under the laws of Liechtenstein (the "Guarantor") having its principal office at Herengasse 12, FL-9490 Vaduz Liechtenstein and CITIBANK, N,A., a national banking association, Trustee (herein called the "Trustee") having its principal corporate trust office at 120 Wall Street, New York, New York.

                            RECITALS OF THE COMPANY

         The Company has duly authorized the creation of two series of securities comprised of the __% Senior Notes due 2006 and the __% Senior Notes due 2001 (herein collectively called the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         The Guarantor desires to make the Guarantees provided herein and the Guarantor has duly authorized the execution and delivery of this Indenture.

         All things necessary have been done to make the Notes, when executed by the Company and the Guarantees, when executed by the Guarantor and authenticated and delivered hereunder and duly issued by the Company and the Guarantor, the valid obligations of the Company and the Guarantor and to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with their and its terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.1. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Additional Amounts" has the meaning specified in Section 13.1.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means either the board of directors of the Company or the Guarantor or any duly authorized committee of either such board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the relevant Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interest, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation under any lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a finance lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named an the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of (i) the Company by any two of its Chairman, its President or a Vice President, its Treasurer or its Company Secretary or any of their respective powers of attorney or (ii) the Guarantor by any two of its duly authorized officers, and delivered to the Trustee.

         "Consolidated Net Tangible Assets" at any time, means the excess over current liabilities of all assets, less goodwill, trademarks, patents, other like intangibles and the minority interest of others in Subsidiaries, of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of end of the most recently completed accounting period of the Company for which financial information is then available.

         "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 120 Wall






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


Street, 13th Floor, New York, New York 10043, except that for purposes of presentation of the Securities for payment or registration of transfer or exchange, such term means the office or agency of the Trustee at which at any particular time the corporate agency business of the Trustee shall be conducted, which office at the date of execution of this Indenture is located at 111 Wall Street, 5th Floor, New York, New York 10043.

         "corporation" includes corporations, associations, companies and business trusts.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.7.

         "Depository" has the meaning specified in Section 2.2(a).

         "Director" means any member of either Board of Directors.

         "European Economic Area" means the free trade zone among the fifteen European Union member states and the two European Free Trade Association countries.

         "European Union" means a country which, as of the date of this Indenture, has acceded to the Treaty on European Union, (effective November 1,
1993).

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

         "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

         "GAAP" means, unless otherwise specified in this Indenture, generally accepted accounting principles in the United States, as applied from time to time by the Company in the preparation of its consolidated financial statements.

         "Global Security" has the meaning specified in Section 2.2(a).

         "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation or (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

         "Guarantee" means a guarantee to be provided by the Guarantor pursuant to Article XIII, substantially in the form of Annex A.

         "Guarantor" means the party named as such above or any successor thereto.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letter of credit, bankers' acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations of such Person under or in respect of currency exchange contracts and Interest Rate Protection Obligations of such person, and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. The amount of Indebtedness of any Person at any date shall be, with respect to unconditional obligations, the outstanding balance at such date of all such obligations as described above; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Lien" means any pledge, mortgage, lien, charge, encumbrance or security interest of any kind.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

         "Officers' Certificate", means a certificate signed by, in the case of the Company, any two of the Company's Chairman, its Vice Chairman, the President or a Vice President, its Chief Financial Officer, its Treasurer or its Company Secretary or, in the case of the Guarantor, any two of the Guarantor's duly authorized officers.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or the Guarantor, as the case may be, including an employee of the Company or the Guarantor, and who shall be acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company, the Guarantor or any of their respective Affiliates) in trust or set aside and segregated in trust by the Company, the Guarantor or any of their respective Affiliates (if the Company, the Guarantor or any of their respective Affiliates shall act as Paying Agent) for the Holders of such Securities; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory, to such Trustee has been made;

         (iii) Securities, except to the extent provided in Section 12.2, with respect to which the Company has effected defeasance as provided in Article Twelve; and

         (iv) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indepture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or such other obligor.

         "Paying Agent" means any Person (including the Company or the Guarantor acting as Paying Agent) authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

         "Permitted Liens" means (a) Liens in favor of the Company or a Subsidiary of the Company or in favor of the Guarantor or a Subsidiary of the Guarantor; (b) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not incurred in connection with or in anticipation of such merger or consolidation and do not extend to any assets other than those of the Person merged with or into or consolidated with the Company; (c) Liens on property acquired, constructed or improved by the Company or any Subsidiary after the date of this Indenture which exist at the date of acquisition or are created within 180 days after such acquisition, construction, or improvement to secure or provide for the payment of any part of the purchase price or cost thereof, provided that such Liens not apply to any property theretofore owned by the Company or any Subsidiary other than, in the case of any construction or improvement, the property so constructed or improved; (d) Liens existing on the date of the Indenture; (e) Liens securing Indebtedness incurred by the Company or any Subsidiary solely to pay brokers' commissions in connection with the sale of Class B Shares of mutual funds offered by the Company or its Subsidiaries or in connection with the sale of shares of closed end mutual funds, in each case, so long as the Liens do not extend to any assets other than amounts receivable with respect to such sales; (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) through (e), so long as the principal amount of any Indebtedness secured thereby does not exceed the principal amount of the Indebtedness subject to the Lien which is extended, renewed or replaced and so long as the amount of property or assets subject to such Lien is not increased thereby; and (g) Liens securing other Indebtedness that does not exceed 15% of the Company's Consolidated Net Tangible Assets at the end of the most recently completed fiscal period.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 10.2, the principal of and interest on the Securities of that series are payable as specified in this Indenture and such Securities.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

         "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities of any series or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the _____________ or _______________ (whether or not a

Business Day), as the case may be next preceding such Interest Payment Date.

         "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of the Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

         "Significant Subsidiary" has the meaning defined in Rule 1-02 of Regulation S-X.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

         "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any corporation of which at the time of determination such Person, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock and
(ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the time of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other
Person performing similar functions).

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee," shall mean such successor Trustee.

         "United States" or "U.S." means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         SECTION 1.2. Compliance Certificates and Opinions.

         Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.4) shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.3. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating chat the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4. Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor, or both of them. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section.

         (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

         (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

         SECTION 1.5. Notices, etc., to Trustee and Company and the Guarantor.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
     Attention: Corporate Agency and Trust, or

         (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company, or

         (3) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor at the following address:

     LGT Bank in Liechtenstein Aktiengesellschaft
     Herengasse 12
     FL-9490 Vaduz
     Principality of Liechtenstein
     Att: Legal Department

     or at any other address previously furnished in writing to the Trustee by the Guarantor.

         SECTION 1.6. Notice to Holders; Waiver.

         Where this Indenture provides for notice of any event to Holders by the Company, the Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

         SECTION 1.7. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.8. Successors and Assigns.

         All covenants and agreements in this Indenture by each of the Company and the Guarantor shall bind the successors and assigns of the Company and the Guarantor, respectively, whether so expressed or not.

         SECTION 1.9. Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.10 Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.11 Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law. The parties hereto agree that this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of an indenture to be qualified under the Trust Indenture Act and shall be governed by such provisions to the extent provided herein.

         SECTION 1.12. Consent to Jurisdiction; Waiver of Immunities; Judgment Currency.

         (a) The Company and the Guarantor hereby irrevocably submit to the non-exclusive jurisdiction of any New York state or federal court sitting in New York City in any suit, action or proceeding arising out of or relating to this Indenture or any Securities, and the company and the Guarantor hereby irrevocably agree that all claims in respect of such suit, action or proceeding may be heard and determined in such New York state or federal court. The Company and the Guarantor hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit action or proceeding and any objection to such suit, action or proceeding whether on the grounds of venue, residence or domicile.

         (b) The Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States (the "Procega Agent") as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the address specified above. The Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Guarantor or failure of the Guarantor to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Guarantor. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such suit, action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to the Guarantor at its address specified in the first paragraph of this Indenture or at any other address previously furnished in writing by the Guarantor to the Trustee. The Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to continue to act as such. Nothing in this paragraph or in this Section shall obviate the requirement that the Trustee or a Holder provide the Guarantor with a notice of required payment on the Guarantees as provided in Section 13.1 hereof.

         (c) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

         (d) To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and the Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Indenture or the Securities.

         (e) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under the Securities or the Guarantees in United States dollars into another currency, the Guarantor agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal procedures, United States dollars could be purchased with such other currency on the Business Day (in the place where such judgment is rendered) preceding that on which final judgment is given.

         The obligation of the Company or Guarantor in respect of any sum due from it under the Securities or the Guarantees shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only to the extent that, on the day of payment by the Company or the Guarantor of any sum adjudged to be so due in such other currency, Holders could in accordance with normal procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Holders in United States dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holders against such loss, and if the United States dollars so purchased exceed the sum originally due to such Holders in United States dollars, such Holders shall remit to the Guarantor such excess.

         SECTION 1.13. Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

         SECTION 1.14. No Security Interest Created.

         Except as provided in Section 6.6, nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

         SECTION 1.15. Limitation on Individual Liability.

         No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or any successor corporation, either directly or through the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or the Guarantor or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against,every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security and the Guarantee endorsed thereon.

                                   ARTICLE II

                                 SECURITY FORMS

         SECTION 2.1. Forms Generally.

         The Securities of each series, the Guarantees with respect thereto and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Annex A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

         The definitive Securities and Guarantees shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company and the Guarantor executing such Securities and Guarantees, as evidenced by their execution of such Securities and Guarantees. Unless required by the Depository or any rule, regulation or law, Securities issued in the form of Global Securities need not be printed, lithographed or engraved on steel engraved borders, but shall be in such form as is acceptable to the Depository.

         The terms and provisions contained in the form of the Securities annexed hereto as Annex A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.2. Securities Issuable in Global Form.

         (a) If so specified in the Company Order referred to in Section 3.3, all or a portion of the Securities of each series sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Securities for such series (each, a "144A Global Security"), and all or a portion of the original Securities sold in reliance on Regulation S under the Securities Act may be issued in the form of one or more permanent global Securities (the "Regulation S Global Securities", and, together with the 144A Global Securities, the "Global Securities") registered in the name of a Securities depository (the "Depository") or its nominee representing all or a portion of the Outstanding Securities of such series. Such

Global Securities shall be substantially in the form and shall bear the legends, if applicable, set forth in Annex A hereto with such modifications as may be necessary or desirable to reflect the issuance thereof in global form. To reflect increases and decreases thereof the aggregate principal amount of each Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee as custodian for the Depository, in accordance with the procedures of the Depository.

         (b) Subject to the provisions of Section 3.3 and, if applicable,
Section 3.4, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.3 or Section 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel.

         (c) Notwithstanding the provisions of Section 3.7, payment of principal of and interest on any Security in global form shall be made to the Person or Persons specified therein. Notwithstanding the provisions of Section 3.9 and except as provided in the preceding sentence, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor and the Trustee shall treat the Holder of any permanent global Security as the owner of such Security for the purpose of receiving payment of principal of and (subject to Sections 3.5 and 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

         (d) If at any time, (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository with respect to any series of Securities or if at any time the Depository shall no longer be a "clearing agency" registered or in good standing under the Exchange Act or other applicable statute or regulation and a successor Depository is not appointed by the company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) the Company determines that the Securities of any series shall no longer be represented by a global Security or Securities and that the provisions of this Section 2.2 shall no longer apply to the Securities of such series, (iii) any Event of Default with respect to any series of Securities shall have occurred and be continuing or (iv) a request for certificates is made by a Holder of a beneficial interest in a Global Security in connection with a transfer of such interest to an institutional accredited investor, then in such event this Section 2.2 shall no longer be applicable to the Securities (or portion thereof) of such series and the Company and the Guarantor will execute and the Trustee, upon Company Request, will authenticate and deliver Securities of such series with Guarantees endorsed thereon in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities for such series (or the portion being so transferred to an institutional accredited investor) of Securities in exchange for such global Security whereupon the global Security or Securities for such series of Securities shall be endorsed to reflect the principal amount so transferred to an institutional accredited investor or, in the case of an event described in clauses (i), (ii) or (iii) of this paragraph, cancelled by the Trustee. The Securities of any series in definitive registered form issued in exchange for the global Security or Securities for such series pursuant to this Section 2.2(d) shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such Securities to the Persons in whose names such Securities are so registered.

         (e) (i) In the event an institutional accredited investor subsequently transfers a Security in definitive registered form to a Person for whom the Depository is eligible to act in accordance with the rules and regulations of the Depository, as such rules and regulations may from time to time be amended, and such Person notifies the Trustee in writing that such Person wishes to hold its Security through the Depository, the Trustee shall, upon surrender to the Trustee of such Security in definitive registered form, (i) cancel such Security in definitive registered form and (ii) reflect an increase in the aggregate principal amount of the applicable 144A Global Security or Regulation S Global Security, as the case may be, by adjusting the records of the Trustee (which records shall be conclusive as to any determination of the aggregate outstanding amount of any Global Security), upon written instructions to the Trustee from the Company, as custodian for the Depository, in accordance with the procedures of the Depository.

         (ii) In the event that an institutional accredited investor subsequently transfers a Security in definitive registered form to another institutional accredited investor, the Trustee shall effect such transfer in accordance with Section 3.5.

                                   ARTICLE III

                                 THE SECURITIES

         SECTION 3.1. Title and Terms. The aggregate principal amount of each series of the __% Senior Notes due 2006 and the __% Senior Notes due 2001 which may be authenticated and delivered under this Indenture is limited to $150,000,000 and $100,000,000, respectively, except for Securities of a series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.5, 3.4, 3.5, 3.6 or 9.6.

         The Securities of each series shall be known and designated, respectively, as the "__% Senior Notes due 2006" and the "__% Senior Notes due 2001" of the Company. Their Stated Maturity shall be as set forth in the Securities and they shall bear interest at the rate per annum set forth in the Securities from __________, or from the most recent Interest Payment Date to which internet has been paid or duly provided for, payable on ____________ and semiannually thereafter on __________ and in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for. All amounts payable in respect of the securities shall be made in United states dollars.

         The principal of and interest on the Securities shall be payable (i) in respect of Securities held of record by the Depository or its nominee in the manner required by the Depository and (ii) in respect of Securities held of record by Holders other than the Depository or its nominee at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, in the case of a Security other than a Global Security, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         The Securities, in whole or any specified part, shall be defeasible pursuant to Section 12.2 or Section 12.3 or both such Sections.

         Except as may be otherwise provided for by Section 3.5, the Securities shall be issuable in the form of one or more Global Securities, shall bear the legend specified in Annex A and shall be registered in the name of The Depository Trust Company or its nominee, as Depository.

         SECTION 3.2. Denominations.

         The Securities, having the Guarantees endorsed thereon, shall be issuable only in registered form without coupons and only in denominations of $1,000 and any multiple of $1,000 in excess thereof, except that Securities shall be issuable to an institutional accredited investor only in denominations of $250,000 and any multiple of $1,000 in excess thereof,

         SECTION 3.3. Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by any of its Chairman, its Vice Chairman, its Treasurer, or any Vice President, attested by its Company Secretary. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

         Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantor shall bind the Company or the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities having endorsed thereon Guarantees or did not hold such offices at the date of such Securities or Guarantees.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company having endorsed thereon Guarantees to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and Guarantees endorsed thereon, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities.

         Each Security shall be dated the date of its authentication.

         No Security, including any Guarantee annexed thereto, shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         Reference is made to Section 13.2 concerning the execution and delivery of the Guarantees.

         SECTION 3.4. Temporary Securities.

         Pending the preparation of definitive Securities of a series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities of a series are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 3.5. Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of securities (the registers maintained in such office and in any other office or agency designated pursuant to Section
10.2 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities, The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company designated pursuant to Section 10.2, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee, one or more new Securities of the same series having endorsed thereon a Guarantee executed by the Guarantor, of any authorized denomination or denominations of a like aggregate principal amount.

         At the option of the Holder, Securities of a series may be exchanged for other Securities of the same series of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities having endorsed thereon a Guarantee executed by the Guarantor which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         In connection with any request to remove the legends from any Security on the basis that three years have elapsed from the later of the original issuance of the Securities or from the date on which the Company or any Affiliate of the Company was the owner of such Security, the Trustee and any Security Registrar shall not be required to remove the legends from any Securities until the Trustee or Security Registrar, as the case may be, receives an Officers' Certificate from the Company stating that such removal is expressly permitted by the terms of this Indenture and directing the Trustee or Security Registrar, as the case may be, to remove such legend and stating the circumstances which permit such removal. In the case of any transfer in compliance with Rule 904 under the Securities Act, the Trustee shall not and any Security Registrar shall not be required to remove the legends from any Security until the Trustee or Security Registrar, as the case may be, receives the Officers' "Certificate referred to above and an Opinion of Counsel stating that in the opinion of such counsel the legends may be removed.

         Upon any resale, pledge or other transfer of a Security to an institutional accredited investor, such investor will deliver to the Trustee a signed Transferee Letter of Representation in the form attached to this Indenture as Annex B. Notwithstanding anything to the contrary set forth in this Indenture and the Securities, the Trustee shall have no liability or responsibility whatsoever to determine whether any transfer of Securities is being made in compliance with federal and state securities laws or otherwise to monitor compliance with such securities laws.

         In the case of any transfer of any security, the Trustee shall require delivery of an executed Certificate of Transfer substantially in the form of Annex C hereto, as a condition to such transfer and in the case of any transfer of any Security to an institutional accredited investor or in an offshore transaction in accordance with Regulation S under the Securities Act, the Company may require delivery of such certifications, opinions and other information as is contemplated in such Certificate of Transfer, as a condition to such transfer and the Trustee shall effect such transfer only upon receipt of an Officers' Certificate by the Company stating that the Company has received such certifications, opinions and other information.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4 or 9.6 not involving any transfer.

         SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

         If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and like aggregate principal amount, bearing a number not contemporaneously outstanding and having a Guarantee endorsed thereon executed by the Guarantor.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security of a series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantor with respect to the Guarantee endorsed thereon, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 3.7. Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payment of interest will be made (i) in respect of Securities held by the Depository or its nominee in the manner required by the Depository and (ii) in respect of Securities held of record by Holders other than the Depository or its nominee at the office or agency of the company maintained for such purpose pursuant to
Section 10.2; provided, however, that, in the case of a Security that is not a Global Security, each installment of interest may at the Company's option be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Registrar.

         Any interest on any Security of a series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities of such series (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 3.8. Persons Deemed Owners.

         Prior to the due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of and (subject to Sections 3.5 and 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor, or the Trustee shall be affected by notice to the contrary.

         SECTION 3.9. Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation of any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company or the Guarantor shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

         SECTION 3.10. Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         SECTION 4.1. Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect with respect to a series of Securities and the Guarantees (except as to surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

         (1) either

             (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

             (B) all such Securities of such series not theretofore delivered to the Trustee for cancellation

                 (i) have become due and payable,

                 (ii) will become due and payable at their Stated Maturity
             within one year,

         and the Company and/or the Guarantor, in the case of (i) or (ii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the

         Trustee is required to return the deposited money to the Company, the obligations of the Company under this Indenture with respect to the Securities of such series shall not be deemed terminated or discharged;

         (2) the Company and/or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company in respect of such series of Securities; and

         (3) the Company and/or the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture in respect of such series of Securities have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         SECTION 4.2. Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, the Guarantor or any of their Affiliates acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 4.3. Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 4.2 with respect to Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Securities and Guarantees of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1, until such time as the Trustee or Paying Agent is permitted to apply all such money with respect to Securities and Guarantees of such series in accordance with Section 4.2; provide, however, that if the Company or the Guarantor makes any payment of principal of or interest on any Security of such series following the reinstatement of its obligations, the Company or the Guarantor shall be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE V

                                    REMEDIES

         SECTION 5.1. Events of Default.

         "Event of Default", wherever used herein with respect to Securities of a series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any interest on any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

         (2) default in the payment of the principal of any Security of that series at its Maturity; or

         (3) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company or the Guarantor, as the case may be, by the Trustee or to the Company or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or a Subsidiary (including a default with respect to Securities of the series other than-that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Subsidiary (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default
    (i) shall have resulted from failure by the Company or any Subsidiary to pay when due the principal amount of such indebtedness at maturity, upon redemption or otherwise in an amount in excess of $20 million after the expiration of any applicable grace period or (ii) shall have resulted in such indebtedness in an amount in excess of $20 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in either case without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

         (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor in an involuntary case or proceeding under the bankruptcy laws or any other similar federal or state law of either the United States or Liechtenstein or (B) a decree or order adjudging the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor under any applicable federal or state law of either the United States or Liechtenstein, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor or of any substantial part of the property of any of them, or ordering the winding up or liquidation of the affairs of any of them, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

         (6) the commencement by the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor of a voluntary case or proceeding under the bankruptcy laws or any other similar federal or state law of either the United States or Liechtenstein, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor in an involuntary case or proceeding under the bankruptcy laws or any other similar federal or state law of either the United States or Liechtenstein or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law of either the United States or Liechtenstein, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor in furtherance of any such actions; or

         (7) the Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or the Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor from the Guarantee in accordance with the terms of the Guarantee and this Indenture).

         SECTION 5.2. Acceleration of Maturity; Recission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 5.1(5) or Section 5.1(6), with respect to the Company or the Guarantor) with respect to Securities of any series at the time outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company or the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 5.1(5) or Section 5.1(6) (with respect to the Company or the Guarantor) occurs, the principal amount of all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

         At any time after a declaration of acceleration with respect to Securities of a series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding

Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

             (A) all overdue interest on all outstanding Securities of that series,

             (B) all unpaid principal of any outstanding Securities of that series which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by such Securities,

             (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by such Securities, and

             (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (2) all Events of Default with respect to Securities of that series, other than the non-payment of amounts of principal of or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

         (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate, judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.4. Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of overdue principal, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trusted (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, and counsel, and any other amounts due the Trustee under Section 6.6.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 5.5. Trustee May Enforce Claims Without Possession of
Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 5.6. Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account or principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section
    6.6;

         SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 5.7. Limitation on Suits.

         No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

         (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         SECTION 5.8. Unconditional Right of Holders to Receive Principal and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Security, of the Principal of and (subject to

Section 3.7) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 5.9. Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10. Rights And Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11. Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 5.12. Control by Holders.

         The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture,

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

         SECTION 5.13. Waiver of Past Defaults.

         Subject to the provisions of Section 5.8, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

         (1) in respect of the payment of the principal of or interest on any Security of such series, or

         (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 5.14. Waiver of Stay or Extension Laws.

         Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now, or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15. Undertaking for Costs.

         All parties to this Indenture agree and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or interest on or any Additional Amounts in respect of any Security or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE VI

                                  THE TRUSTEE

         SECTION 6.1. Notice of Defaults.

         Within 60 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived.

         SECTION 6.2. Certain Rights of Trustee.

         The provisions of TIA Sections 315(a) and 315(c) shall apply to the Trustee and the term "default" as used in such Section shall mean "Event of Default" as defined in Section 5.1. Subject to the provisions of TIA Sections 315(a) through 315(d):

         (1) the Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (4) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, or the Guarantor personally or by agent or attorney;

         (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided the

    Trustee's action does not constitute negligence or bad faith.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 6.3. Trustee Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities (including the Guarantees endorsed thereon), except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         SECTION 6.4. May Hold Securities.

         The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, the Guarantor or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         SECTION 6.5. Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 6.6. Compensation and Reimbursement.

         The Company agrees:

         (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall notify the Company promptly of any action, suit or proceeding for which it may seek indemnity. The Company shall defend such action, suit or proceeding and the Trustee may have separate counsel, and, if the Company has failed to assume the defense and employ counsel, or if the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Trustee and the Company and the Trustee shall have been advised by its counsel that representation of the Trustee and the Company by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld.

         The indemnity provided for in this Section 6.6 shall survive the resignation or removal of any Trustee under this Indenture.

         The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable United States, Liechtenstein or federal or state bankruptcy, insolvency or other similar law.

         SECTION 6.7. Corporate Trustee Required; Eligibility; Conflicting Interests.

         (a) There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least US$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         (b) The Trustee shall comply with the provisions of TIA Section 310(b) and any reference in said Section to the "indenture to be qualified" shall be deemed to refer to this Indenture.

         SECTION 6.8. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.9.

         (b) The Trustee may resign at any time with respect to the Securities of one or both series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding

Securities of such series, delivered to the Trustee and to the Company.

         (d) If at any time;

         (1) the Trustee shall fail to comply with the provisions of TIA
    Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 6.7(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.15, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or both series the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or all series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or both series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in
Section 1.6. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.9. Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of only one series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of that series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture to resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         (c) Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

         (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.10. Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee;

and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 6.11. Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor).

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 7.1. Disclosure of Names and Addresses of Holders.

         Every Holder of Securities, by receiving and holding the same agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made in the manner provided in TIA Section 312(b).

         SECTION 7.2. Reports by Trustee.

         Within 60 days after November 15 of each year commencing with the first November 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in accordance with, and to the extent required by, TIA Sections 313(a) and 313(c), a brief report dated as of such November 15.

         SECTION 7.3. Reports by Company and Guarantor.

         (a) The Company shall furnish to the Trustee (i) within 120 days after the end of each fiscal year of the Company, copies of the Company's annual audited reports containing a description of its operations and annual financial statements prepared in accordance with GAAP, together with a report thereon by an independent accountant of established national reputation (ii) within 90 days after the end of the first half of each fiscal year of the Company, unaudited financial statements for the period commencing at the end of the previous fiscal year and ending with the end of such half, certified by a principal financial officer of the Company, prepared in accordance with GAAP and (iii) upon listing of any of the Company's Debt or Capital Stock on the any exchange, all other reports and communications that are generally made available to holders of such securities. The Guarantor shall furnish to the Trustee within 120 days after the end of each fiscal year of the Guarantor, copies of the Guarantor's annual audited reports as required to be prepared pursuant to the laws of Liechtenstein.

         (b) Unless the Company and the Guarantor furnishes information to the Commission or pursuant to Section 13 or 15(d) of the Exchange Act or is exempt from the reporting requirements thereof pursuant to Section 12g3-2(b) thereunder, upon the request of a Holder or a beneficial owner of a Global Security, the Company and the Guarantor shall promptly furnish or cause to be furnished such information as is required pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or beneficial owner or to a prospective purchaser of such Security designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act in connection with the resale of such Security by such Holder or beneficial owner.

         (c) If the Company shall become subject to Section 13 or 15(d) of the Exchange Act, the Company shall (i) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act and (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

         (d) The Company shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing, thereof with the

Trustee, such information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (c) of this Section.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 8.1. Company and Guarantor May Consolidate, etc., Only on Certain Terms.

         The Company and the Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company and the Guarantor shall not permit any Person to consolidate with or merge into the Company or the Guarantor, as the case may be, (any such consolidation, merger, conveyance, transfer or lease being referred to herein as a "Transaction") unless:

         (1) (a) the company or the Guarantor, as the case may be, is the surviving entity in any such consolidation or merger or (b) in case the Company or the Guarantor shall consolidate or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company or the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Guarantor substantially as an entirety, shall be a Person organized and existing under the laws of the United States, in the case of the Company, and a Person organized and existing under the laws of Liechtenstein, Switzerland or any member of the European Union or European Economic Area, in the case of the Guarantor, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on, and any Additional Amounts with respect to all the Securities and the performance of every covenant of this Indenture on the part of the Company and the Guarantor, as the case may be, to be performed or observed;

         (2) immediately after giving affect to such transaction, no Event of Default, and no Default, shall have happened and be continuing; and

         (3) the Company and the Guarantor, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such Transaction, and if a supplemental indenture is required in connection with such Transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 8.2. Successor Person Substituted.

         Upon any Transaction, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such Successor Person had been named as the Company or the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

         SECTION 9.1. Supplemental Indentures Without Consent of Holder.

         Without the consent of any Holders, the Company, the Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company or the Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, contained herein and in the Securities in accordance with Section 8.1; or

         (2) to add to the covenants of the Company and the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

         (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

         (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or both series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9; or

         (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities of any series; or

         (6) to secure the Securities pursuant to the requirements of Section
     10.6 or otherwise.

         SECTION 9.2. Supplemental Indentures with Consent of Holders.

         With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company, the Guarantor and the Trustee, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

         (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest hereon or change any Place of Payment where, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

         (2) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

         (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.2, or

         (4) modify any of the provisions of this Section or Sections 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby,

         (5) adversely modify the terms and conditions of the obligation of the Guarantor or ranking or priority of the Securities or the Guarantees; or

         (6) release the Guarantor from any of its obligations under the Guarantees or this Indenture otherwise than in accordance with the terms hereof.

         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of the other series.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3. Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.4. Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.5. Conformity with Trust Indenture.

         Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 9.6. Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities (having a Guarantee endorsed thereon executed by the Guarantor) of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

         SECTION 9.7. Notice of Supplemental Indentures.

         Promptly after the execution by the Company, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each Outstanding security affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

                                    ARTICLE X

                                    COVENANTS

         SECTION 10.1. Payment of Principal and Interest.

         The Company covenants and agrees for the benefit of the Holders of such series of Securities that it will duly and punctually pay the principal of and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

         SECTION 10.2. Maintenance of Office or Agency.

         The Company and the Guarantor will maintain in The City of New York and each other Place of Payment, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantor in respect of the Securities, the Guarantees and this Indenture may be served. The Corporate Trust

Office of the Trustee shall be such office or agency of the Company and the Guarantor, unless the Company and the Guarantor shall designate and maintain some other office or agency for one or more of such purposes. The Company and the Guarantor will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and the Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

         The Company and the Guarantor may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor of its obligation to maintain an office or agency in The City of New York for such purposes. The Company and the Guarantor will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 10.3. Money for Security Payments to Be Held in Trust.

         If the Company or the Guarantor or any of its respective Affiliates shall at any time act as Paying Agent with respect to any series of Securities, the Company, the Guarantor or such Affiliate will, on or before each due date of the principal of or interest an any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for any series of the Securities, it will, on or before each due date of the principal of or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent for any series of the Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of or interest on the Securities of that series; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest an any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.4. Statement As to Compliance.

         Each of the Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate as to his or her knowledge of the company's and the Guarantor's respective compliance with all conditions and covenants under this Indenture, and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature thereof, including what actions are being taken or proposed to be taken with respect thereto, of which each of such signers may have knowledge. For purposes of this Section 10.4, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         SECTION 10.5. Existence.

         Subject to Article VIII, the company will do or cause to be done all things necessary to preserve and keep in full force and effect its rights and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not and is not reasonably likely to be disadvantageous in any material respect to the Holders.

         SECTION 10.6. Limitation on Liens.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, assume or guarantee any Indebtedness for borrowed money if such Indebtedness is secured by a Lien upon or with respect to any of the assets of the Company or any such Subsidiary, whether now owned or hereafter acquired, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien, provided that if the obligation or liability so secured in junior in right of payment to the Securities, then the Lien created hereunder in favor of the holders of the Securities shall be made senior to the Liens securing such obligation or liability. The foregoing restrictions shall not apply to any Permitted Liens.

                                   ARTICLE XI

                                   REDEMPTION

         SECTION 11.1. Redemption.

         The Securities shall not be redeemable prior to maturity, except pursuant to Section 11.2.

         SECTION 11.2. Tax Redemption.

         (a) If it is determined by the Guarantor that (i) the Guarantor would be required, pursuant to section 13.1, to pay Additional Amounts in respect of principal, or interest, if any, on the next succeeding date for the payment thereof or (ii) any tax would be imposed (whether by way of deduction, withholding or otherwise) by Liechtenstein (or the jurisdiction of incorporation of a successor corporation to the Guarantor pursuant to Section 8.2) or by any political subdivision or taxing authority thereof or therein, upon or with respect to any principal or interest, if any, received or receivable by the Company from the Guarantor or any of its subsidiaries, incorporated in, or resident for tax purposes under the laws of, Liechtenstein (or the jurisdiction of incorporation of a successor corporation to the Guarantor), the Guarantor or the Company may, at their option, redeem such Securities in whole at any time upon not more than 60 days' nor less than 30 days' prior notice to the Trustee and the Holders of such Securities at a redemption price equal to 100 percent of the principal amount thereof plus accrued interest to the date fixed for redemption; provided, however, that no such redemption shall occur when, in the Guarantor's reasonable determination, it is not unduly burdensome for the Company or the Guarantor to avoid the obligation to pay Additional Amounts.

         (b) Prior to any redemption of Securities pursuant to paragraph (a) above, the Guarantor shall provide the Trustee with an Opinion of Counsel that the conditions precedent to the right of Guarantor or the Company to redeem such securities pursuant to this Section have occurred. Such Opinion of Counsel shall be based on the laws in effect on the date of such opinion or to become effective on or before the next succeeding date of payment of principal or interest.

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 12.1. Company's Option to Effect Defeasance or Covenant Defeasance.

         Each of the Company or the Guarantor may, at their option by Board Resolution, at any time, elect to have either section 12.2 or Section 12.3 be applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Article XII.

         SECTION 12.2. Defeasance and Discharge.

         Upon the Company's or the Guarantor's exercise of the option provided in Section 12.1 to have this Section 12.2 applied to the Outstanding Securities of any series, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities of such series on the date the conditions set forth in Section 12.4 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be Outstanding" only for the purposes of Section 12.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2, 10.3 and
10.5 and with respect to the Trustee under Section 6.6, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XII. Subject to compliance with this Article XII, the Company or the Guarantor may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3 with respect to the Securities of such series.

         SECTION 12.3. Covenant Defeasance.

         Upon the Company's or the Guarantor's exercise of the option provided in Section 12.1 to have this Section 12.3 applied to the Outstanding Securities of any series, the Company shall be released from its obligations under Section
10.6 with respect to
the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied and the Company and the Guarantor shall be released from their obligations under Article VIII (hereinafter, "covenant defeasance"), and the Securities of such series shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.13), but, except as specified above, the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

         SECTION 12.4. Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section 12,2 or Section 12.3 to the outstanding Securities of any series:

         (1) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of the Securities of such series; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such

      U.S. Government Obligations to said payments with respect to the Securities of such series. As used herein, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation and held by such custodian for the account of the holder of such depositary receipt or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (5) and
     (6) of Section 5.1 hereof are concerned, at any time on or prior to six months after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such six month period).

         (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

         (4) In the case of an election under Section 12.2, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (y) since the date first set forth hereinabove, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United

      States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (5) in the case of an election under Section 12.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (6) The Company or the Guarantor shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities of such series, if then listed on any Securities exchange, will not be delisted as a result of such deposit.

         (7) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

         (8) The Company or the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
     Section 12.2 or the covenant defeasance under Section 12.3 (as the case may be) have been complied with.

         (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

         SECTION 12.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor or any Affiliate thereof acting as Paying Agent) as the Trustee may determine, to the Holders of the Securities of such series of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company or the Guarantor, as the case may be, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Guarantor, as the case may be, from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 with respect to Securities of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, with respect to the Securities of such series in accordance with this Article.

         SECTION 12.6. Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.5 with respect to Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money with respect to Securities of such series in accordance with Section 12.5; provided, however, that if the Company or the Guarantor makes any payment of principal of or interest on any Security of such series following the reinstatement of its obligations, the Company or the Guarantor shall be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                                    GUARANTEE

         SECTION 13.1. Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder of a Security, and to the Trustee for itself and on behalf of each such Holder, the payment and performance of all obligations of the Company under this Indenture and the Securities. In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, the Guarantor hereby promises to and will, as set forth herein, forthwith pay or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders (i) the unpaid principal amount of such obligations, (ii) accrued and unpaid interest on such obligations (to the extent not prohibited by law) and (iii) all other monetary obligations, if any, of the Company to the Holders or the Trustee under this Indenture and on the Securities. In the event that any payment is sought from the Guarantor in respect of its obligations hereunder, written notice stating that amounts due hereunder will become due and remain unpaid shall be given to the Guarantor at the address set forth in Section 1.5 hereof by the Company no later than five Business Days prior to the respective due dates for such payment set forth herein or in the Securities and the Guarantor agrees that it will make any payment required on such due date or dates.

         The Guarantor hereby agrees that in all respects its obligations hereunder shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of any Security or this Indenture, the absence of any action to enforce the same, the granting of any waiver or consent by the Holder of any such Security with respect to any provisions thereof, the extension or renewal, in whole or in part, of any obligation of the Company on this Indenture or the Securities, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Except as set forth in the first paragraph hereof, the Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees will not be discharged except by complete payment and performance of the obligations contained in any Security and in the Guarantees. The Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any obligation by the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise or if any such payment, or any part thereof, by the Guarantor is rescinded or must otherwise be restored by any Holder or the Trustee and such payment or such part is repaid to the Guarantor.

         The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of obligations guaranteed hereby may be accelerated as provided in Section 5.2 hereof for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

         The Guarantor hereby further agrees that any amounts to be paid by the Guarantor under the Guarantees shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or any political subdivision or taxing authority thereof or therein or, if deduction or withholding of any such taxes, levies, imposts or other governmental charges shall at any time be required by Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or any such subdivision or authority, the Guarantor will pay such additional amount ("Additional Amounts") in respect of principal and interest, if any, as may be necessary in order that the net amounts paid to the Holder of such Security or the Trustee under this Indenture, as the case may be, pursuant to the Guarantees, after such deduction or withholding, shall equal the respective amounts of principal and interest, if any, as specified in the Security to which such Holder or the Trustee is entitled; provided, however, that the foregoing shall not apply to (i) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of such Security is or has been a domiciliary, national or resident of, or engaging or having been engaged in business or maintaining or having maintained a permanent establishment or being or having been physically present in, Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or such political subdivision or otherwise having or having had some connection with Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or such political subdivision other than the holding or ownership of a Security, or the collection of, principal of, and interest, if any, on, or the enforcement of, a Security or Guarantee, (ii) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, such Security was presented more than thirty days after the date such payment became due or was provided for, whichever is later,
(iii) any present or future taxes, levies, imposts or other governmental charges which are payable otherwise than by deduction or withholding from payments on or in respect of such Security or the Guarantees, (iv) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or any political subdivision thereof of the Holder or beneficial owner of such Security, if compliance is required by statute or by regulation of Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or such political subdivision as a condition to relief or exemption from such taxes, levies, imposts or other governmental charges, provided that any such reporting requirement, in the Guarantor's reasonable determination, is not materially more burdensome than would be required under U.S. Federal income tax withholding rules in a comparable situation, (v) any present or future taxes, levies, imposts or other governmental charges (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of such Security had been the Holder of such Security or (B) which, if the beneficial owner of such Security held the Security as the Holder of such Security, would have been excluded pursuant to clauses (i) through ((iv)) inclusive above, provided that this exception shall not apply as a result of the Depository being the Holder or
(vi) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

         The Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company in respect of any amounts paid to the Holder and the Trustee by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal and interest on all of the Securities, and the obligations set forth in Section 6.6, shall have been paid in full.

         SECTION 13.2. Execution and Delivery of Guarantees.

         To evidence its guarantee provided in this Article, the Guarantor hereby agrees to execute the Guarantees substantially in the form of Annex A, which is a part of this Indenture. Each such Guarantee shall be executed on behalf of the Guarantor by duly authorized officers. The signature of any of these officers on the Guarantees may be manual or facsimile.

         The delivery of any Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantor.

         The Guarantees shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law.

                      -----------------------------------

         This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                   LGT ASSET MANAGEMENT, INC.


                                  By: [ILLEGIBLE]
                                     -------------------------------------------
                                     Title: Chief Financial Officer

                                  By: [ILLEGIBLE]
                                     -------------------------------------------
                                     Title: Chief Information Officer

                                   LGT BANK IN LIECHTENSTEIN AKTIENGESELLSCHAFT


                                  By: [ILLEGIBLE]
                                     -------------------------------------------
                                     Title:

                                  By: [ILLEGIBLE]
                                     -------------------------------------------
                                     Title:


                                  CITIBANK, N.A.,
                                     Trustee


                                  By: /s/ JOHN J. BYRNES
                                     -------------------------------------------
                                     Title: Vice President

                                                                         ANNEX A

                                Form of Security

                           (Form of Face of Security.]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR THE GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), ~2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND DELIVERY BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE OF A TRANSFER NOTICE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE AND, IN THE CASE OF THE FOREGOING CLAUSE (E), DELIVERY BY THE TRANSFEROR OF A LETTER OF REPRESENTATION SIGNED BY SUCH TRANSFEREE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON

THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.](1)

         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF AMY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.](2)

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") A NEW YORK CORPORATION TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT 15 MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](3)


--------------------

      (1) Until the expiration of three years from the original issuance of the Securities, all Securities, other than Securities sold in reliance on Regulation S under the Securities Act, will bear this legend.

      (2) Every Global Security authenticated and delivered hereunder shall bear a legend in substantially this form, in capital letters and bold-face type.

      (3) If the Depository is the Depository Trust Company, the Global Security authenticated and delivered hereunder shall also bear a legend in substantially this form, in capital letters and bold-face type.

                           LGT ASSET MANAGEMENT, INC.

                    [ ] [ ] % SENIOR NOTES DUE [2001][2006]

No._________                                                            $_______

         LGT ASSET MANAGEMENT, INC., a California corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ____________ Dollars on [_______, 2001] [_______, 2006], at the office or agency of the Company referred to below, and to pay interest thereon on _____________ and semiannually thereafter, on ____________ and ___________ in each year and at Stated Maturity, from ___________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of [______][______]% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ______________ or ____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be payable (i) in respect of Securities held of record by the Depository or its nominee in the manner requested by the Depository and (ii) in respect of Securities held of record by Holder other than the Depository or its nominee at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, in the case of a Security other than a Global Security, at the option of the Company, payment of interest may be made by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         This Security is fully, unconditionally and irrevocably guaranteed, by LGT Bank in Liechtenstein Aktiengesellschaft, a Liechtenstein company, as set forth in Article XIII of the Indenture and in the Guarantee endorsed hereon.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Security including the Guarantee annexed hereto shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   LGT ASSET MANAGEMENT, INC.


                                  By:
                                     -------------------------------------------

                                  By:
                                     -------------------------------------------

Attest:


-----------------------------
Authorized signature

                [Form of Trustee's Certificate of Authentication]

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:                                     Citibank, N.A.,
                                              Trustee

                                           By:
                                              --------------------------------
                                              Authorized Signatory

                          (Form of Reverse of Security)

         This Security is one of a duly authorized series of securities of the Company designated as its [ ] [ ]% Senior Notes due [_____________, 2006] [___________, 2001] (herein called the ("Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $[150,000,000] [100,000,000], which may be issued under an indenture (herein called the "Indenture") dated as of ________________, 1996 between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Other than as specified in the Guarantee, the Securities are not redeemable prior to maturity.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company or the Guarantor with certain conditions set forth therein, which provisions apply to this Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer, together with a completed Certificate of Transfer in the form of Annex C to the Indenture, at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         Subject to the restrictions on transfer set forth on the face hereof, the Securities are issuable only in registered form without coupons in denominations of $1,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay any tax or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent shall be affected by notice to the contrary.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    GUARANTEE

         For value received, LGT Bank in Liechtenstein Aktiengesellschaft, a company incorporated under the laws of Liechtenstein (including any successor under the Indenture referred to in the Security upon which this Guarantee is endorsed, the "Guarantor"), hereby fully, unconditionally and irrevocably
guarantees to the Holder of this   % Senior Note due    upon which this
Guarantee is endorsed, and to the Trustee for itself and on behalf of each such Holder, the performance and payment of all obligations of the Company under the Indenture and the Securities. In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, the Guarantor hereby promises to and will, as set forth herein and in the Indenture, forthwith pay or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders (i) the unpaid principal amount of such obligations, (ii) accrued and unpaid interest on such obligations (to the extent not prohibited by law) and (iii) all other monetary obligations, if any, of the Company to the Holders or the Trustee under the Indenture and on the Securities. In the event that any payment is sought from the Guarantor in respect of its obligations hereunder, written notice stating that amounts due hereunder will become due and remain unpaid shall be given to the Guarantor at the address set forth in Section 1.5 of the Indenture by the Company no later than five Business Days prior to the respective due dates for such payment set forth in the Indenture or in the Securities and the Guarantor agrees that it will make any payment required on such due date or dates.

         The Guarantor hereby agrees that in all respects its obligations hereunder shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of any Security or this Indenture, the absence of any action to enforce the same the granting of any waiver or consent by the Holder of any such Security with respect to any provisions thereof, the extension or renewal, in whole or in part, of any obligation of the Company on the Indenture or the Securities, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Except as set forth in the first paragraph hereof, the Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees will not be discharged except by complete payment and performance of the obligations contained in any Security and in the Guarantees. The Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any obligation by the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise or if any such payment, or any part thereof, by the Guarantor is rescinded or must otherwise be restored by any Holder or the Trustee and such payment or such part is repaid to the Guarantor.

         The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of obligations guaranteed hereby may be accelerated as provided in Section 5.2 of the Indenture hereof for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

         If it is determined by the Guarantor that (i) the Guarantor would be required, pursuant to the Indenture, to pay Additional Amounts (as defined below) in respect of principal, or interest, if any, on the next succeeding date for the payment thereof, or (ii) any tax would be imposed (whether by way of deduction, withholding or otherwise) by Liechtenstein (or the jurisdiction of incorporation of a successor corporation to the Guarantor pursuant to the Indenture) or by any political subdivision or taxing authority thereof or therein, upon or with respect to any principal or interest, if any, received or receivable by the Company from the Guarantor or any of its subsidiaries, incorporated in, or resident for tax purposes under the laws of Liechtenstein (or the jurisdiction of incorporation of a successor corporation to the Guarantor), the Guarantor or the Company may, at their option, redeem such Securities in whole at any time upon not more than 60 days' nor less than 30 days' prior notice to the Trustee and the Holders of such Securities at a redemption price equal to 100 percent of the principal amount thereof plus accrued interest to the date fixed for redemption; provided, however, that no such redemption shall occur when, in the Guarantor's reasonable determination, it in not unduly burdensome for the Company or the Guarantor to avoid the obligation to pay Additional Amounts.

         The Guarantor hereby further agrees that any amounts to be paid by the Guarantor under this Guarantee shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or any political subdivision or taxing authority thereof or therein or, if deduction or withholding of any such taxes, levies, imposts or other governmental charges shall at any time be required by Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or any such subdivision or authority, the Guarantor will pay such additional amount ("Additional Amounts") in respect of principal and interest, if any, as may be necessary in order that the net amounts paid to the Holder of such Security or the Trustee under the Indenture, as the case may be, pursuant to this Guarantee, after such deduction or withholding, shall equal the respective amounts of principal and interest, if any, as specified in the Security to which such Holder or the Trustee is entitled; provided, however, that the foregoing shall not apply to (i) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of such Security is or has been a domiciliary, national or resident of, or engaging or having been engaged in business or maintaining or having maintained a permanent establishment or being or having been physically present in, Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or such political subdivision or otherwise having or having had some connection with Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or such political subdivision other than the holding or ownership of a Security, or the collection of, principal of, and interest, if any, on, or the enforcement of, a Security or Guarantee, (ii) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, such Security was presented more than thirty days after the date such payment became due or was provided for, whichever is later, (iii) any present or future taxes, levies, imposts or other governmental charges which are payable otherwise than by deduction or withholding from payments on or in respect of such Security or the Guarantees, (iv) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Liechtenstein (or any jurisdiction of a successor entity of the Guarantor) or any political subdivision thereof of the Holder or beneficial owner of such Security, if compliance is required by statute or by regulation of Liechtenstein or such political subdivision as a condition to relief or exemption from such taxes, levies, imposts or other governmental charges, provided that any such reporting requirement, in the Guarantor's reasonable determination, is not materially more burdensome than would be required under U.S. Federal income tax withholding rules in a comparable situation, (v) any present or future taxes, levies, imposts or other governmental charges (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of such security had been the Holder of such Security or (B) which, if the beneficial owner of such Security held the Security as the Holder of such Security, would have been excluded pursuant to clauses (i) through iv) inclusive above, provided that this exception shall not apply as a result of the Depository being the Holder or (vi) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

         The Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company in respect of any amounts paid to the Holder and the Trustee by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal, and interest on all of the Securities, and the obligations set forth in Section 6.6 of the Indenture, shall have been paid in full.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                   LGT BANK IN LIECHTENSTEIN AKTIENGESELLSCHAFT



                                   By:
                                      -----------------------------------------


                                   By:
                                      -----------------------------------------

Attest
      ----------------------------

                              [FOR GLOBAL SECURITY]

                             SCHEDULE OF EXCHANGES

         The following exchanges of a part of this Security in global form for either definitive Securities or part of another Security in global form or of either definitive Securities or part of another Security in global form for a part of this Security in global form have been made:

                                                      Principal
               Amount of           Amount of          Amount of
               decrease in         increase in        this Security       Signature of
               Principal           Principal          in global           authorized
               Amount of           Amount of          form fol-           signatory of
               this Security       this Security      lowing such         Trustee or
Date of        in global           in global          decrease (or        Securities
Exchange       form                form               increase)           Custodian
--------       --------------      ---------------    -----------------   ----------------

                                                                         ANNEX B

                      TRANSFEREE LETTER OF REPRESENTATION

LGT Asset Management, Inc.
  c/o the Trustee

Ladies and Gentlemen:

         This letter is delivered by the undersigned to request a transfer of $ principal amount of the Senior Notes due [2001] [2006] (the "Securities") of LGT Asset Management, Inc. ("Company"). The Securities are described in that certain Offering Memorandum (the "Offering Memorandum") dated December , 1996 relating to the offering of the Securities. We acknowledge receipt of the Offering Memorandum and acknowledge that we have read the Offering Memorandum, including the information on pages 1-3 thereof and in the section title "Notice to Investors," have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and LGT Bank in Liechtenstein Aktiengesellschaft (the "Bank") and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities.

         Upon transfer, the Securities would be registered in the name of the undersigned:

              Name:
                   -----------------------------------
              Address:
                      --------------------------------
              Taxpayer ID Number:
                                 ---------------------

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," to which we exercise sole investment discretion, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and invest in or purchase securities similar to the Securities, in the normal course of our business, and we, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment. We confirm that neither the Company nor the Bank nor any person acting on their behalf has offered to sell the Securities by, and that we have not been made aware of the offering of the Securities by, any form of general solicitation or general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company or to the Bank, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A under Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") who purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction in accordance with Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act who is purchasing for its own account or for the account of any institutional "accredited investor" for investment it purposes and not with a view to, or for offer or sale, in connection with. any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the trustee (the "Trustee") under the indenture dated as of December , 1996, between the Company, the Bank and the Trustee relating to the Securities, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of rule 501(a)(1), (2), (3) or (7) under Securities Act and that it is acquiring such Securities for investment purposes and not with a view to, or for offer, sale or other transfer of the Securities in connection with, any distribution in violation of the Securities Act. We acknowledge that the Company reserves the right prior to any offer, sale pursuant to Clause (d), (e) or (f) above to require the delivery of any opinion of counsel, certifications and/or other information satisfactory to it. Each purchaser acknowledges that Securities may only be transferred to institutional accredited investors in minimum principal amounts of $250,000.

         3. We understand that the Securities will be in the form of definitive physical certificates bearing the legend set forth in clause (5) in the "Notice to Investors" section of the Offering Memorandum.

         We acknowledge that you, the Initial Purchasers and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.



                                     -----------------------------------------

                                             By:
                                                ------------------------------

                                    Annex C

                        Form of Certificate of Transfer

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers this Security to

------------------------------------------------------------------------------
                  (please typewrite or print name and taxpayer
                             identification number)


------------------------------------------------------------------------------
                      (please typewrite or print address)

and hereby irrevocably constitutes and appoints_____________________________his attorney to transfer the same on the books of the Company, with full power of substitution in the premises.

                  In connection with any transfer of all or any portion of the Security evidenced by this certificate for as long as such Security is a Restricted Security, the undersigned confirms that such Security is being transferred:

     [ ] Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"):

     [ ] In an offshore transaction in accordance with Regulations S under the Securities Act:

            or

     [ ] To an institutional "accredited investor" within the meaning of subparagraphs (a)(1),(2),(3) or (7) of Rule 501 under the Securities Act that is acquiring the Security for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of Securities Act (and if transferring the Security to an institutional "accredited investor" such institutional "accredited investor" is acquiring not less than $250,000 principal amount of the Securities).

                  Unless one of the boxes above is checked, the Trustee will refuse to register all or any portion of the Security evidenced by this certificate in the name of any person other than the registered holder thereof (or hereof); provided, however, that the Trustee shall register the transfer of such security if it has received an officers' certificate from the Company stating that the Company has received such certifications, legal opinions and/or other information as it has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  In addition, if the transferee is an institutional accredited investor or in an offshore transaction in accordance with Regulation S the Securities Act, the holder must furnish to the Trustee and the Company and the Trustee shall refuse to register such Security in the name of anyone other than the registered holder thereof if it does not receive (i) a signed letter substantially in the form of Annex B to the Indenture containing certain representations and agreements relating to the restrictions on transfer of the security evidenced hereby, and (ii) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in accordance with the provision thereof.

Date:
Signature
          ------------------------------

NOTE: The signature to this agreement must correspond with the name as written upon the face of this Security in every particular, without alteration or enlargement, or any change whatever.